CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 839/841 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 30, 2018 on the financial statements and financial highlights of The American Trust Allegiance Fund, a series of Advisors Series Trust.  Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 26, 2018